Exhibit 99.1

Hyperion DeFi Reports Third Quarter 2025 Financial Results with Record Net Income of $6.6 Million

Management Initiates Q4’25 Adjusted Revenue(3) Guidance of 31% to 43% Q-o-Q Growth

Over 13 Million HYPE Tokens Staked to Hyperion’s Validator as of October 31, 2025

Ramping Business Lines Expected to Achieve Positive Operating Cash Flows in 2026

LAGUNA HILLS, Calif., November 13, 2025 -- Hyperion DeFi, Inc. (NASDAQ: HYPD) (“Hyperion DeFi” or the “Company”), the first U.S. publicly listed company building a long-term strategic treasury of Hyperliquid’s native token, HYPE, today reported results for the third quarter ending September 30, 2025.

“This has been an extraordinary six months for Hyperion DeFi, and we are still in the early stages of our evolution,” said Hyunsu Jung, Interim CEO of Hyperion DeFi.

Mr. Jung continued, “We've successfully executed what we believe represents one of the most significant corporate transformations in recent public market history - pivoting from Eyenovia's ophthalmic technology focus to establishing ourselves as a premier institutional gateway to DeFi innovation. In our first full quarter with our new digital asset treasury strategy, not only did we achieve record net income for the Company, but we have established multiple business lines on the Hyperliquid blockchain which we expect to continue to scale through the fourth quarter, into 2026, and beyond.”

Key Operating & Financial Results(1)

Q3 2025
(Unless Otherwise Indicated)
HYPE – Digital Assets(2)	$37,954,590
Gross HYPE Holdings(3)	$77,751,604
Gross HYPE Tokens(5)	1,720,549
HYPE Tokens Staked at Kinetiq x Hyperion Validator as of 9/30(4)	8,249,233
HYPE Tokens Staked at Kinetiq x Hyperion Validator as of 10/31(4)	13,210,917
Net Asset Value(3)	$74,545,583
Revenue	$302,506
Adjusted Revenue(3)	$361,277
Income From Operations	$4,428,191
Net Income	$6,625,582
Net Income Attributable to Participating Securities	$5,830,582
Weighted Average Common Shares Outstanding - Basic	6,027,713
Weighted Average Common Shares Outstanding - Diluted	28,951,915
Net Income Per Common Share - Basic	$0.26
Net Income Per Common Share - Diluted	$0.05
Adjusted EBITDA(3)	$7,951,003

Q3'25 Financial Results

•	Revenue significantly increased from $1,625 in Q3’24 to $302,506 in Q3’25.

•	Generated Q3’25 Adjusted Revenue(3) of $361,277.

•	Realized gains – digital assets, Unrealized gains – digital assets, and Impairment loss – digital intangible assets were $6.9 million, $6.4 million, and $(6.3 million), respectively, combined totaling $7.1 million.

•	Research and development expenses decreased 89% from $3.5 million in Q3’24 to $0.4 million in Q3’25.

•	Selling, general and administrative expenses declined 30% from $3.7 million in Q3’24 to $2.6 million in Q3’25.

•	Gain on extinguishment of liability and a reduction in accrued liability within other income was $2.2 million and $0.2 million respectively, combined totaling $2.4 million.

•	Income from operations increased from a loss of $(7.3 million) in Q3’24 to income of $4.4 million in Q3’25, a record high for the Company.

•	Net income increased from a loss of $(7.9 million) in Q3’24 to income of $6.6 million in Q3’25, a record high for the Company.

•	Net income attributable to participating securities was $5.8 million in Q3’25.

•	Net income per common share in Q3’25 from a basic and diluted perspective was $0.26 and $0.05, respectively.

•	Adjusted EBITDA(3) was $8.0 million in Q3’25.

Validator Operating Results

•	In 2025, the Company launched a co-brand validator, “Kinetiq x Hyperion”. A definitive Joint Validator Agreement was executed in October 2025 among the Company, Kinetiq, and Pier Two.

•	The number of HYPE tokens staked at the Kinetiq x Hyperion Validator was 8.2 million as of September 30, 2025 and 13.2 million as of October 31, 2025, a 60% month-over-month increase.(4)

Cash Flow

•	Net cash used in operating activities decreased from $(24.0 million) for the nine months ended September 30, 2024 to $(10.7 million) for the nine months ended September 30, 2025.

•	Net cash used in investing activities increased from $(0.2 million) for the nine months ended September 30, 2024 to $(65.6 million) for the nine months ended September 30, 2025, primarily as a result of the purchase of HYPE tokens pursuant to the Company’s digital asset treasury strategy, which launched in June 2025.

Balance Sheet and Liquidity

•	Cash and cash equivalents totaled $8.2 million as of September 30, 2025.

•	HYPE – digital assets totaled $38.0 million market value, and Gross HYPE Holdings(3) totaled $77.8 million market value on 1.7 million tokens as of September 30, 2025.

•	Debt totaled $7.7 million as of September 30, 2025 (net of debt discount of $0.6 million).

•	Net asset value(3) totaled $74.5 million as of September 30, 2025.

Financial Guidance

•	We anticipate Q4’25 Adjusted Revenues of $475,000 to $515,000, representing 31% to 43% Quarter-on-Quarter Growth versus Q3’25.

•	We anticipate our operating cash flow to turn positive in 2026.

(1) All financial information in this press release is unaudited. Throughout this document, totals may not sum due to rounding. Calculations are based on unrounded results. N.M. is the abbreviation for "Not Meaningful".

(2) “HYPE – Digital Assets”, a GAAP measure, does not include HiHYPE, which is Hyperion’s liquid staking HYPE token.

(3) See “Non-GAAP Financial Measures” below for an explanation and reconciliations of non-GAAP measures used throughout this press release.

(4) Supplemental operating disclosure; information on the number of tokens staked at the Company’s validator is available real-time via public sources.

(5) Unaudited supplemental disclosure more fully described on the Reconciliation of GAAP HYPE - Digital Assets to Non-GAAP Gross HYPE Holdings.

Description of Business Activities in Q3’25

Hyperion DeFi is the first U.S. publicly listed company building a long-term strategic treasury of Hyperliquid’s native token, HYPE. The Company is focused on providing its shareholders with simplified access to the Hyperliquid ecosystem, one of the fastest growing, highest revenue-generating blockchains in the world. Shareholders benefit from a gradually compounding exposure to HYPE, both from its native staking yield and additional revenues generated from its unique on-chain utility.

The Company’s Q3’25 operating business activities are summarized below:

1.	Staking Rewards: The Company stakes its HYPE to its Validator and earns rewards.

2.	Validator Commissions: The Company operates its Validator under a Joint Validator Operators Agreement (together with Kinetiq and Pier Two) and earns commissions on rewards delivered to third-party tokens delegated to the Validator.

3.	Yield Enhancement: The Company pursues accretive strategies to enhance yield earned on its tokens.

o	In Q3’25, this included the launch of the Company’s “HiHYPE” (Hyperion iHYPE) liquid staking token, gains on covered call option strategies (included in the realized and unrealized gains on digital assets income statement line items), and certain liquid staking activities.

4.	DeFi Monetization: The Company supports and monetizes DeFi activity on the Hyperliquid blockchain with sustainable, scalable practices.

o	In Q3’25, this included the launch of the Company’s proprietary “HAUS” platform (“HYPE Asset Use Service”), which allows its clients to unlock unique utility on Hyperliquid while generating fee income for Hyperion DeFi.

o	The Company announced its first HAUS transaction with Credo in September 2025, which enables Credo to receive the benefit of lower trading fees on the Hyperliquid decentralized exchange, with Hyperion DeFi receiving a portion of those savings as income (while continuing to earn staking rewards).

o	The Company’s second HAUS transaction was announced with Felix in October 2025, enabling Felix’s launch of new financial markets on the Hyperliquid blockchain, with Hyperion DeFi receiving a portion of fees generated from their markets (while continuing to earn staking rewards).

5.	Ecosystem Rewards: Through its active participation in the Hyperliquid DeFi ecosystem, the Company positions itself for the receipt of future potential token airdrops, protocol incentives, and other rewards that may become available periodically. In Q3’25, the Company’s Validator received over 3 million tokens delegated from the Hyperliquid Foundation.

6.	Life Sciences: Hyperion DeFi continues to develop its proprietary Optejet User Filled Device (UFD).

Conference Call & Webcast

Hyperion DeFi, Inc. will host a conference call to discuss third quarter 2025 results at 5:00 p.m. Eastern Time on November 13, 2025. A slide presentation that includes supplemental financial information and reconciliations of certain non-GAAP measures to their most directly comparable GAAP measures can be accessed through the Company’s Investor Relations website at https://ir.hyperiondefi.com/events-and-presentations along with information for the conference call. Participants may submit questions in advance of the call via email to IR@hyperiondefi.com. A webcast of the call will be archived and available through Thursday, November 27, 2025 at 11:59 on the Company's website.

Presentation

All growth rates represent year-over-year comparisons, except as otherwise noted. All amounts in tables are presented in U.S. dollars, rounded to the nearest dollar, except as otherwise noted. As a result, certain amounts and rates may not sum or recalculate using the rounded dollar amounts provided.

About the Hyperliquid Platform and the HYPE Token

Hyperliquid is a next-generation layer one blockchain optimized for high frequency, transparent trading. The blockchain includes fully on-chain perpetual futures and spot order books, with every order, cancel, trade, and liquidation occurring within 70 millisecond block times. It also hosts the HyperEVM, a general-purpose smart contract platform that supports permissionless decentralized financial applications akin to Ethereum.

HYPE is the native token of Hyperliquid. Staked HYPE provides utility for users via reduced trading fees and increased referral bonuses. As of October 2025, more than 30 million HYPE have been autonomously purchased and sequestered by the blockchain with the trading fees generated on the network’s central limit order books.

About Hyperion DeFi, Inc.

Hyperion DeFi, Inc. is the first U.S. publicly listed company building a long-term strategic treasury of HYPE. The Company provides investors with streamlined access to the Hyperliquid ecosystem, one of the fastest growing, highest revenue-generating blockchains in the world. Shareholders benefit from compounding exposure to HYPE, both from its native staking yield and additional revenues generated from its unique on-chain utility.

Hyperion DeFi is also developing its proprietary Optejet User Filled Device (UFD) that is designed to work with a variety of topical ophthalmic liquids, including artificial tears and lens rewetting products. The Optejet is especially useful in chronic front-of-the-eye diseases due to its ease of use, enhanced safety and tolerability, and potential for superior compliance versus standard eye drops. Together, these benefits may result in higher treatment compliance and better outcomes for patients and providers.

For more information, please visit Hyperiondefi.com.

Forward Looking Statements; Disclaimer

Except for historical information, all the statements, expectations and assumptions contained in this press release are forward-looking statements. Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements, our future activities or other future events or conditions, including the estimated market opportunities for our platform technology, the viability of, and risks associated with, our cryptocurrency treasury strategy, and the growth and revenue potential of the Hyperliquid ecosystem and the growth prospects of the Company. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and in some cases are likely to, differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors discussed from time to time in documents which we file with the U.S. Securities and Exchange Commission (the “SEC”).

Any forward-looking statements speak only as of the date on which they are made, and except as may be required under applicable securities laws, Hyperion DeFi does not undertake any obligation to update any forward-looking statements.

Certain information contained in this press release and statements made orally during the corresponding earnings call relate to or are based on studies, publications, surveys and other data obtained from third-party sources and Hyperion DeFi’s own internal estimates and research. While Hyperion DeFi believes these third-party studies, publications, surveys and other data to be reliable as of the date of this press release, it has not independently verified, and makes no representation as to the adequacy, fairness, accuracy or completeness of, any information obtained from third-party sources. In addition, no independent source has evaluated the reasonableness or accuracy of Hyperion DeFi’s internal estimates or research and no reliance should be made on any information or statements made in this press release relating to or based on such internal estimates and research. You should conduct your own investigation and analysis of Hyperion DeFi, its business, prospects, results of operations and financial condition. In furnishing this information, Hyperion DeFi does not undertake any obligation to provide you with access to any additional information (including forward-looking information and any projections contained herein) or to update or correct the information.

Hyperion DeFi, Inc. Investor Contact:

Jason Assad

Hyperion DeFi, Inc.

IR@hyperiondefi.com

(678) 570-6791

Hyperion DeFi, Inc.

Condensed Balance Sheet

	September 30,	December 31,
	2025	2024
	(unaudited)
Assets

Current Assets
Cash and cash equivalents	$8,223,180	$2,121,463
Prepaid expenses and other current assets	862,587	645,736
Total Current Assets	9,085,767	2,767,199

HYPE - digital assets	37,954,590	—
Digital intangible assets	35,019,932	—
Operating lease right-of-use asset	491,589	718,360
Other assets	238,029	182,200
Total Assets	$82,789,907	$3,667,759

Liabilities and Stockholders' Equity (Deficit)

Current Liabilities:
Accounts payable	$1,138,750	$1,954,681
Accrued former licensor obligations	—	2,245,087
Accrued expenses and other current liabilities	2,403,686	1,322,674
Operating lease liabilities - current portion	494,656	575,163
Notes payable - current portion, net of debt discount of $0 and $527,870 as of September 30, 2025 and December 31, 2024, respectively	—	5,212,532
Convertible notes payable - current portion, net of debt discount of $0 and $263,930 as of September 30, 2025 and December 31, 2024, respectively	—	4,736,070
Total Current Liabilities	4,037,092	16,046,207

Notes payable - non-current portion, net of debt discount of $598,691 and $0 as of September 30, 2025 and December 31, 2024, respectively	7,656,005	—
Operating lease liabilities - non-current portion	341,778	717,504
Total Liabilities	12,034,875	16,763,711

Commitments and contingencies (Note 9)

Stockholders' Equity (Deficit):
Preferred stock, $0.0001 par value, 60,000,000 shares authorized; Series A Non-Voting Convertible Preferred Stock, 5,435,898 shares designated, and 5,435,897 and 0 shares issued and outstanding as of September 30, 2025 and December 31, 2024, respectively	544	—
Common stock, $0.0001 par value, 600,000,000 shares authorized; 7,162,659 and 1,506,369 shares issued and outstanding as of September 30, 2025 and December 31, 2024, respectively	715	151
Additional paid-in capital	271,612,635	182,213,889
Accumulated deficit	(200,858,862)	(195,309,992)
Total Stockholders' Equity (Deficit)	70,755,032	(13,095,952)
Total Liabilities and Stockholders' Equity (Deficit)	$82,789,907	$3,667,759

Hyperion DeFi, Inc.

Condensed Statement of Operations

(unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Revenue	$302,506	1,625	$317,226	$29,243
Cost of revenue	—	(132,522)	(48)	(825,910)
Gross Profit (Loss)	302,506	(130,897)	317,178	(796,667)

Operating (Income) Expenses:
Research and development	373,855	3,471,939	1,721,476	12,500,713
Selling, general and administrative	2,594,130	3,729,091	12,645,156	11,125,115
Realized gains - digital assets	(6,942,713)	—	(6,942,713)	—
Unrealized gains - digital assets	(6,440,804)	—	(6,440,804)	—
Impairment loss - digital intangible assets	6,289,847	—	6,289,847	—
Reacquisition of license rights	—	—	—	4,864,600
Net Operating (Income) Expenses	(4,125,685)	7,201,030	7,272,962	28,490,428
Income (Loss) From Operations	4,428,191	(7,331,927)	(6,955,784)	(29,287,095)

Other Income (Expense):
Other income (expense), net	131,525	1,184	304,052	(93,394)
Gain on extinguishment of liability	2,245,088	—	2,334,711	—
Change in fair value of equity consideration payable	—	—	—	1,240,800
Interest expense	(223,080)	(602,109)	(1,332,989)	(1,954,768)
Interest income	43,858	44,999	101,140	230,804
Total Other Income (Expense), Net	2,197,391	(555,926)	1,406,914	(576,558)

Net Income (Loss)	6,625,582	(7,887,853)	(5,548,870)	(29,863,653)
Dividend to preferred stockholders	(795,000)	—	(892,167)	—
Net Income (Loss) Attributable to Participating Securities	$5,830,582	$(7,887,853)	$(6,441,037)	$(29,863,653)

Net Income (Loss) per Common Share
Basic	$0.26	$(9.07)	$(1.64)	$(42.30)
Diluted	$0.05	$(9.07)	$(1.64)	$(42.30)

Weighted Average Number of Common Shares Outstanding:
Basic	6,027,713	869,479	3,930,764	705,961
Diluted	28,951,915	869,479	3,930,764	705,961

Hyperion DeFi, Inc.

Condensed Statements of Changes in Stockholders’ Equity (Deficiency)

For the Three and Nine Months Ended September 30, 2025

(unaudited)

					Additional		Total
	Preferred Stock		Common Stock		Paid-In	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity (Deficit)
Balance - January 1, 2025	—	$—	1,506,369	$151	$182,213,889	$(195,309,992)	$(13,095,952)
Issuance of common stock in At the Market offering [1]	—	—	1,127,100	113	5,663,153	—	5,663,266
Induced exercise of stock warrants [2]	—	—	197,118	19	922,731	—	922,750
Reverse stock split settlement of fractional shares	—	—	(41)	—	(160)	—	(160)
Stock-based compensation	—	—	—	—	279,628	—	279,628
Net loss	—	—	—	—	—	(3,483,533)	(3,483,533)
Balance - March 31, 2025	—	—	2,830,546	283	189,079,241	(198,793,525)	(9,714,001)
Issuance of preferred stock and warrants in private placement [3]	5,435,897	544	—	—	49,365,206	—	49,365,750
Issuance of common stock in At the Market offering [4]	—	—	1,323,389	132	2,559,008	—	2,559,140
Issuance of common stock from exercise of warrants	—	—	252,000	25	1,953,479	—	1,953,504
Issuance of common stock from the delivery of vested restricted stock units	—	—	44,072	4	(4)	—	—
Issuance of common stock from the partial conversion of note payable	—	—	404,820	41	640,295	—	640,336
Warrants issued in consideration for debt modification	—	—	—	—	858,270	—	858,270
Stock-based compensation	—	—	—	—	483,654	—	483,654
Net loss	—	—	—	—	—	(8,690,919)	(8,690,919)
Preferred stock dividend	—	—	—	—	(97,167)	—	(97,167)
Balance - June 30, 2025	5,435,897	544	4,854,827	485	244,841,982	(207,484,444)	37,358,567
Issuance of common stock in At the Market offering [5]	—	—	1,929,207	192	21,783,753	—	21,783,945
Issuance of common stock from exercise of warrants [6]	—	—	250,125	25	1,938,944	—	1,938,969
Issuance of common stock from the delivery of vested restricted stock units	—	—	128,500	13	(13)	—	—
Stock-based compensation	—	—	—	—	3,842,969	—	3,842,969
Net income	—	—	—	—	—	6,625,582	6,625,582
Preferred stock dividend	—	—	—	—	(795,000)	—	(795,000)
Balance - September 30, 2025	5,435,897	$544	7,162,659	$715	$271,612,635	$(200,858,862)	$70,755,032

[1] Includes gross proceeds of $5,851,007 less total issuance costs of $187,741.

[2] Includes gross proceeds of $1,039,206 less total issuance costs of $116,456. Also note that incremental value and non-cash warrant modification and additional warrants issuance costs related to the warrant inducement entered into on January 16, 2025 offset to a zero balance.

[3] Includes gross proceeds of $50,000,000 less total issuance costs of $634,250.

[4] Includes gross proceeds of $2,657,659 less total issuance costs of $98,519.

[5] Includes gross proceeds of $22,489,548 less total issuance costs of $705,603.

[6] Partial exercise of the Armistice warrants.

Hyperion DeFi, Inc.

Condensed Statements of Changes in Stockholders’ Equity (Deficiency)

For the Three and Nine Months Ended September 30, 2024

(unaudited)

					Additional		Total
	Preferred Stock		Common Stock		Paid-In	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity (Deficit)
Balance - January 1, 2024	—	$—	569,409	$57	$154,490,596	$(145,491,559)	$8,999,094
Issuance of common stock in At the Market offering [7]	—	—	22,917	2	3,194,545	—	3,194,547
Cashless exercise of stock options			—	—	—	—	—
Stock-based compensation	—	—	—	—	546,232	—	546,232
Issuance of common stock related to vested restricted stock units			—	—	—	—	—
Net loss	—	—	—	—	—	(10,922,101)	(10,922,101)
Balance - March 31, 2024	—	—	592,326	59	158,231,373	(156,413,660)	1,817,772
Issuance of common stock in registered direct offering [8]	—	—	40,297	4	1,888,825	—	1,888,829
Issuance of common stock as consideration for licensing agreement [9]	—	—	7,669	1	436,808	—	436,809
Issuance of common stock as consideration for reacquisition of licensing agreement [10]	—	—	28,742	3	2,322,388	—	2,322,391
Issuance of common stock in At the Market offering [11]	—	—	28,687	3	1,676,936	—	1,676,939
Stock-based compensation	—	—	—	—	541,056	—	541,056
Net loss	—	—	—	—	—	(11,053,699)	(11,053,699)
Balance - June 30, 2024	—	—	697,720	70	165,097,386	(167,467,359)	(2,369,903)
Issuance of common stock and warrants in offerings [12]	—	—	363,197	36	12,348,142	—	12,348,178
Warrant modification - incremental value [13]	—	—	—	—	2,868,000	—	2,868,000
Warrant modification - in issuance costs for registered direct offering [14]	—	—	—	—	(2,868,000)	—	(2,868,000)
Issuance of common stock in At the Market offering [15]	—	—	18,779	2	1,175,881	—	1,175,883
Stock-based compensation	—	—	—	—	452,998	—	452,998
Net loss	—	—	—	—	—	(7,887,853)	(7,887,853)
Balance – September 30, 2024	—	$—	1,079,696	$108	$179,074,407	$(175,355,212)	$3,719,303

[7] Includes gross proceeds of $3,293,347 less total issuance costs of $98,800.

[8] Includes gross proceeds of $2,000,000 less total issuance costs of $111,171.

[9] Shares issued as partial consideration for License Agreement with Formosa Pharmaceuticals Inc.

[10] Shares issued in partial consideration for reacquisition of License Agreement with Bausch & Lomb Ireland Limited.

[11] Includes gross proceeds of $1,728,804 less total issuance costs of $51,868.

[12] Includes gross proceeds of $14,139,994 less total issuance costs of $1,791,816.

[13] Offering includes modification of warrants and additional warrants in the July 2024 offering.

[14] Non-cash warrant modification and additional warrants issuance costs related to one of the offerings of $2,868,000 are shown on a separate line item.

[15] Includes gross proceeds of $1,212,251 less total issuance costs of $36,368.

Hyperion DeFi, Inc.

Condensed Statements of Cash Flows

(unaudited)

	For the Nine Months Ended
	September 30,
	2025	2024
Cash Flows From Operating Activities
Net loss	$(5,548,870)	$(29,863,653)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	4,606,251	1,540,286
Change in fair value of equity consideration payable	—	(1,240,800)
Depreciation of property and equipment	—	830,605
Amortization of debt discount	640,969	552,620
Write-off of property and equipment	—	88,251
Write-down of inventories to net realizable value	—	769,217
Reacquisition of license rights	—	2,864,600
Non-cash lease expense	226,771	391,028
Gain on extinguishment of liabilities	(2,334,711)	—
Unrealized gain on HYPE digital assets	(6.440.804)	—
Non-cash realized gain on HYPE digital assets	(6.938.236)	—
Impairment loss - digital intangible assets	6,289,847	—
HYPE staking income	(323,980)	—
Interest expense added to note principal	295,329	—
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(216,851)	836,507
License fee and expense reimbursement receivables	—	(13,761)
Deferred clinical supply costs	—	1,272,309
Inventories	—	(1,051,023)
Security and equipment deposits	(55,829)	1,148
Accounts payable	(815,931)	(179,232)
Accrued compensation	—	(1,781)
Accrued expenses and other current liabilities	359,662	(453,567)
Lease liabilities	(456,233)	(352,836)
Net Cash Used In Operating Activities	(10,712,616)	(24,010,082)

Cash Flows From Investing Activities
Purchase of property and equipment	—	(161,476)
Purchase of productive digital assets	(65,635,000)	—
Net Cash Used In Investing Activities	(65,635,000)	(161,476)

Cash Flows From Financing Activities
Proceeds from sale of common stock and warrants in direct offering	—	16,139,994
Payment of direct offering costs	—	(1,902,987)
Proceeds from sale of preferred stock and warrants in private placement	50,000,000	—
Payment of private placement issuance costs	(634,250)	—
Proceeds from sale of common stock in At the Market offering	30,998,213	6,234,402
Payment of issuance costs for At the Market offering	(991,862)	(187,033)
Proceeds from induced exercise of stock warrants	1,039,206	—
Proceeds from exercise of stock warrants	3,892,473	—
Payment of cash issuance costs for induced exercise of stock warrants	(116,455)	—
Reverse stock split settlement of fractional shares	(160)	—
Payment of issuance costs for debt modification	(177,228)	—
Repayments of notes payable	(1,463,437)	(3,773,746)
Payment of preferred dividend	(97,167)	—
Net Cash Provided By Financing Activities	82,449,333	16,510,630
Net Increase (Decrease) in Cash and Cash Equivalents	6,101,717	(7,660,928)
Cash and Cash Equivalents - Beginning of Period	2,121,463	14,849,057
Cash and Cash Equivalents - End of Period	$8,223,180	$7,188,129

Hyperion DeFi, Inc.

Condensed Statements of Cash Flows, continued

(unaudited)

	For the Nine Months Ended
	September 30,
	2025	2024
Supplemental Disclosure of Cash Flow Information:
Cash paid during the period for:
Interest	$396,788	$1,402,147
Taxes	$—	$—

Supplemental Disclosure of Non-Cash Investing and Financing Activities
Deposits of HYPE into liquid staking activities	$41,174,779	$—
Purchase of insurance policy financed by note payable	$—	$505,050
Accrual for intangible asset milestone obligation	$—	$2,000,000
Dividend payable	$795,000	$—
Reclassification of deferred clinical supply costs to inventories	$—	$2,575,652
Modification date carrying value of extinguished Avenue Loan	$10,262,280	$—
Modification date fair value of modified Avenue Loan	$10,172,657	$—
Warrants issued for debt modification	$858,270	$—
Warrant modification and additional warrants - incremental value	$1,194,102	$2,868,000
Conversion of Avenue Loan to common stock	$640,336	$—
Common stock issued in consideration for licensing agreement	$—	$436,809
Common stock issued in consideration for reacquisition of licensing agreement	$—	$2,322,391
Issuance of common stock related to vested restricted stock units	$17	$—

Non-GAAP Financial Measures

In addition to our results determined in accordance with GAAP, this press release and the accompanying tables contain Adjusted Revenue, Gross HYPE Holdings, Net Asset Value, and Adjusted EBITDA, which are non-GAAP financial measures. Adjusted Revenue, Gross HYPE Holdings, Net Asset Value, and Adjusted EBITDA are unaudited, presented as supplemental disclosure, and should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

It is important to note that the particular items we exclude from, or include in, Adjusted Revenue, Gross HYPE Holdings, Net Asset Value, and Adjusted EBITDA may differ from the items excluded from, or included in, similar non-GAAP financial measures used by other companies in the same industry. We also periodically review our non-GAAP financial measures and may revise these measures to reflect changes in our business or otherwise.

“Adjusted Revenue” reflects all staking, commissions, and gross operational, asset-generating business activity in-period. It is reconciled to the GAAP measure “Revenue” by adding accumulated but unrealized rewards on HiHYPE. Staking rewards are not recognized from a GAAP Revenue perspective on our liquid staking token; instead, conversion back from HiHYPE into HYPE may result in a gain in connection with recognizing the market value of HYPE (including earned staking rewards) versus derecognizing the carrying value of HiHYPE upon conversion. We believe Adjusted Revenue provides a more complete view of our staking activities and overall recurring business profile, without potential period-to-period variability due to HiHYPE liquid staking activities. As such, Adjusted Revenue is an important metric used by our management for financial, risk management and operational decision-making, and provides an additional tool for investors to use to understand and compare our operating results across accounting periods.

“Gross HYPE Holdings” is the gross market value of the Company’s HYPE assuming all HiHYPE tokens were converted back to HYPE tokens as of September 30, 2025. It is reconciled to the GAAP measure “HYPE - Digital Assets” by adding (i) HiHYPE Tokens at carrying value and (ii) the unrealized accretion (dilution) expected upon HiHYPE to HYPE reconversion as of September 30, 2025. We believe Gross HYPE Holdings is a helpful non-GAAP financial measure to our management and investors because it eliminates the temporary financial impacts caused by the conversion of HYPE tokens into HiHYPE tokens, which (a) derecognizes staking rewards and commissions on our HiHYPE tokens and (b) does not recognize upward mark-to-market movements in underlying HYPE tokens given HiHYPE is carried at the lower of cost basis or impaired value. As such, it provides useful information about our balance sheet, allows for greater transparency with respect to important metrics used by our management for financial, risk management and operational decision-making, and provides an additional tool for investors to use to understand and compare our operating results across accounting periods.

“Net Asset Value” is the market value of our marketable digital assets less net outstanding debt. It is reconciled to the GAAP measure “HYPE - Digital Assets” by (i) adding HiHYPE Tokens at carrying value, (ii) adding the unrealized accretion (dilution) expected upon HiHYPE to HYPE reconversion, (iii) adding Current Assets, (iv) subtracting Current Liabilities, and (v) subtracting Notes Payable (Non-current portion, without subtracting corresponding debt discounts or any unamortized issuance expenses). We believe Net Asset Value is a helpful non-GAAP financial measure to our management and investors because it provides a more complete picture of our net liquid and marketable assets. It does not include Other Digital Assets which may not be immediately marketable. It does not include other non-current assets or non-current liabilities beyond the aforementioned items. The Company believes Net Asset Value provides useful information about our balance sheet and financial performance, enhances the overall understanding of our past performance and future prospects, allows for greater transparency with respect to important metrics used by our management for financial, risk management and operational decision-making, and provides an additional tool for investors to use to understand and compare our operating results across accounting periods.

“Adjusted EBITDA” is a financial earnings measure meant to reflect management’s view of recurring business activities and a more comparable view of the mark-to-market impacts on our digital asset treasury holdings in-period. It is reconciled to the GAAP measure “Net Income (Loss)” by removing (i) equity based compensation, (ii) interest expense, (iii) income taxes, (iv) depreciation and amortization expense (excluding amortization of operating lease), (v) non-recurring gains from reductions in life sciences liabilities, and (vi) other non-recurring items which we do not consider material in nature; and, it adds the in-period change in unrealized accretion (dilution) expected upon HiHYPE to HYPE reconversion. The items excluded from our Adjusted EBITDA are excluded because they are non-cash in nature, or because the amount and timing of these items are unpredictable, are not driven by core results of operations, and render comparisons with prior periods and competitors less meaningful. We add to Adjusted EBITDA the in-period change in unrealized accretion (dilution) expected upon HiHYPE to HYPE reconversion to give a more complete picture of mark-to-market impacts on our HYPE holdings, disregarding the temporary conversion of HYPE to HiHYPE. Adjusted EBITDA is used by management, in addition to GAAP financial measures, to understand and compare our operating results across accounting periods, for risk management and operational decision-making purposes. This non-GAAP measure provides investors with additional information in evaluating the Company's operating performance.

Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool.

Hyperion DeFi, Inc.

Reconciliation of GAAP Revenue to Non-GAAP Adjusted Revenue

For the Three Months Ended
September 30, 2025
Revenue	302,506
Add: Accumulated but unrealized staking rewards on HiHYPE(5)	58,771
Adjusted Revenue	361,277

(5) Represents staking rewards on staked HYPE tokens which have been derecognized and converted into HiHYPE, which is Hyperion DeFi’s liquid staking token. Staking rewards are not recognized from a GAAP Revenue perspective on our liquid staking token; instead, conversion back from HiHYPE into HYPE may result in a gain in connection with recognizing the market value of HYPE (including earned staking rewards) versus derecognizing the carrying value of HiHYPE upon conversion.

Hyperion DeFi, Inc.

Reconciliation of GAAP HYPE - Digital Assets to Non-GAAP Gross HYPE Holdings

And, supplemental reconciliation of Gross HYPE Tokens(8)

	September 30, 2025
	Value $	Token Count	Token Price
HYPE - Digital Assets	37,954,590	839,889	$45.19
Add: HiHYPE Tokens at Carrying Value	34,884,932	877,871	$39.74
Add: Unrealized accretion (dilution) expected upon HiHYPE to HYPE reconversion(6)	4,912,082	2,788	NM
Gross HYPE Holdings	77,751,604
Gross HYPE Tokens(8)		1,720,549	$45.19

Memo: in-period change in unrealized accretion (dilution) expected upon HiHYPE to HYPE reconversion(7)	4,912,082

(6) Represents the estimated future financial implications if all company-owned HiHYPE tokens were reconverted to HYPE as of September 30, 2025. Encapsulates both the conversion of HiHYPE to HYPE plus the realization of previously accrued but unrecognized staking rewards.

(7) Represents the change in “Unrealized accretion (dilution) upon future HiHYPE to HYPE reconversion” versus June 30, 2025. The Company did not hold any HiHYPE tokens on or prior to June 30, 2025.

(8) Unaudited supplemental disclosure.

Hyperion DeFi, Inc.

Reconciliation of GAAP HYPE - Digital Assets to Non-GAAP Net Asset Value

September 30, 2025
Value $
HYPE - Digital Assets	37,954,590
Add: HiHYPE Tokens at Carrying Value	34,884,932
Add: Unrealized accretion (dilution) expected upon HiHYPE to HYPE reconversion	4,912,082
Add: Current Assets	9,085,767
Subtract: Current Liabilities	(4,037,092)
Subtract: Notes Payable(9)	(8,254,696)
Net Asset Value	74,545,583

(9) Non-current portion; does not subtract debt discount of $598,691 as of September 30, 2025.

Hyperion DeFi, Inc.

Reconciliation of GAAP Net Income to Non-GAAP Adjusted EBITDA

For the Three Months Ended
September 30, 2025
Net Income	6,625,582
Add back:
Equity based compensation	(1,347,031)
Interest expense	223,080
Income Taxes	-
Depreciation and amortization expense(10)	-
Reductions in life sciences liabilities(11)	(2,407,154)
Other non-recurring items(12)	(55,557)
Add: in-period change in unrealized accretion (dilution) expected upon HiHYPE to HYPE reconversion	4,912,082
Adjusted EBITDA	7,951,003

(10) Does not include Amortization of Operating Lease.

(11) Gain on extinguishment of liability and a reduction in accrued liability within other income was $2.2 million and $0.2 million respectively, combined totaling $2.4 million.

(12) Includes gains on sales of equipment, release of reserves held against potential returns of company-sold items, and a one-time realized payment in connection with a terminated LOI.